As filed with the United States Securities and Exchange Commission on July 25, 2022

Registration No. 333-259380

Registration No. 333-248408

Registration No. 333-233257

Registration No. 333-228456

Registration No. 333-225973

Registration No. 333-225974

Registration No. 333-224001

Registration No. 333-193057

Registration No. 333-186467

Registration No. 333-176737

Registration No. 333-173417

Registration No. 333-172822

Registration No. 333-166279

Registration No. 333-162568

Registration No. 333-139983

Registration No. 333-124266

Registration No. 333-111142

Registration No. 333-111139

Registration No. 333-34899

Registration No. 333-14957

Registration No. 333-12921

Registration No. 33-71106

Registration No. 33-52080

Registration No. 33-52078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-259380

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-248408

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233257

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228456

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225973

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225974

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224001

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193057

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186467

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176737

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173417

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172822

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166279

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162568

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-139983

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124266

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111142

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111139

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34899

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-14957

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-12921

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-71106

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-52080

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-52078

Under

THE SECURITIES ACT OF 1933

CORNERSTONE BUILDING BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0127701
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5020 Weston Parkway, Suite 400
Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Long Term Incentive Plan consisting of Equity Incentive Awards granted to Chief Executive Officer

NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan

Long Term Incentive Plan consisting of Award Agreements for Select Founders Awards

NCI Building Systems, Inc. Deferred Compensation Plan

NCI 401(k) Profit Sharing Plan

NCI Nonqualified Stock Option Plan

(Full title of the plans)

Alena S. Brenner

Executive Vice President, General Counsel and Corporate Secretary

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

(Name, and address of agent for service)

(866) 419-0042

(Telephone number, including area code, for agent for service)

Copies to:

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800 Attn: Daniel Wolf, P.C., David Klein, P.C. & Lukas Richards	Kirkland & Ellis LLP 300 N. LaSalle Street Chicago, Illinois 10004 (312) 862-2000 Attn: Richard Campbell, P.C. & Kevin Mausart, P.C.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) previously filed by Cornerstone Building Brands, Inc., a Delaware corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-8 (No. 333-259380), filed with the SEC on September 7, 2021, pertaining to the registration of 1,300,986 shares of the Registrant’s common stock, par value $0.01 (the “Shares”), which were issuable pursuant to certain equity incentive awards granted to Rose Lee, the Registrant’s President and Chief Executive Officer, upon the vesting, exercise and/or settlement thereof.
●	Registration Statement on Form S-8 (No. 333-248408), filed with the SEC on August 25, 2020, pertaining to the registration of 4,800,000 Shares under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.
●	Registration Statement on Form S-8 (No. 333-233257), filed with the SEC on August 14, 2019, pertaining to the registration of 6,200,000 Shares under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.
●	Registration Statement on Form S-8 (No. 333-228456), filed with the SEC on November 19, 2018, pertaining to the registration of 3,823,825 Shares, which were awarded to certain individuals who became employees of the Registrant upon the consummation of the merger of Ply Gem Parent, LLC with and into NCI Building Systems, Inc., a predecessor of the Registrant.
●	Registration Statement on Form S-8 (No. 333-225973), filed with the SEC on June 29, 2018, pertaining to the registration of $3,000,000 of deferred compensation obligations under the Registrant’s NCI Building Systems, Inc. Deferred Compensation Plan.
●	Registration Statement on Form S-8 (No. 333-225974), filed with the SEC on June 29, 2018, pertaining to the registration of 2,000,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.
●	Registration Statement on Form S-8 (No. 333-224001), filed with the SEC on March 29, 2018, pertaining to the registration of 1,950,000 Shares under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.
●	Registration Statement on Form S-8 (No. 333-193057), filed with the SEC on December 23, 2013, pertaining to the registration of 2,400,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.
●	Registration Statement on Form S-8 (No. 333-186467), filed with the SEC on February 5, 2013, pertaining to the registration of 5,000,000 Shares under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.
●	Registration Statement on Form S-8 (No. 333-176737), filed with the SEC on September 8, 2011, pertaining to the registration of 2,400,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.
●	Registration Statement on Form S-8 (No. 333-173417), filed with the SEC on April 8, 2011, pertaining to the registration of $5,000,000 of deferred compensation obligations under the Registrant’s NCI Building Systems, Inc. Deferred Compensation Plan.
●	Registration Statement on Form S-8 (No. 333-172822), filed with the SEC on March 15, 2011, pertaining to the registration of 1,100,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.
●	Registration Statement on Form S-8 (No. 333-166279), filed with the SEC on April 23, 2010, pertaining to the registration of (i) 5,668,000 Shares under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan and (ii) 400,000 Shares under the Registrant’s NCI Building Systems, Inc. Deferred Compensation Plan.
●	Registration Statement on Form S-8 (No. 333-162568), filed with the SEC on October 19, 2009, pertaining to the registration of 1,060,000 Shares under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.
●	Registration Statement on Form S-8 (No. 333-139983), filed with the SEC on January 16, 2007, pertaining to the registration of $5,000,000 of deferred compensation obligations under the Registrant’s NCI Building Systems, Inc. Deferred Compensation Plan.
●	Registration Statement on Form S-8 (No. 333-124266), filed with the SEC on April 22, 2005, pertaining to the registration of (i) 1,100,000 Shares and (ii) 1,100,000 rights to purchase Series A Junior Preferred Stock under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.

●	Registration Statement on Form S-8 (No. 333-111142), filed with the SEC on December 12, 2003, pertaining to the registration of 1,000,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.
●	Registration Statement on Form S-8 (No. 333-111139), filed with the SEC on December 12, 2003, pertaining to the registration of (i) 1,500,000 Shares and (ii) $36,225,000 of deferred compensation obligations under the Registrant’s NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.
●	Registration Statement on Form S-8 (No. 333-34899), filed with the SEC on September 3, 1997, pertaining to the registration of 500,000 Shares under the Registrant’s NCI Nonqualified Stock Option Plan.
●	Registration Statement on Form S-8 (No. 333-14957), filed with the SEC on October 28, 1996, pertaining to the registration of 300,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.
●	Registration Statement on Form S-8 (No. 333-12921), filed with the SEC on September 27, 1996, pertaining to the registration of 500,000 Shares under the Registrant’s NCI Nonqualified Stock Option Plan.
●	Registration Statement on Form S-8 (No. 33-71106), filed with the SEC on November 2, 1993, pertaining to the registration of 375,000 Shares under the Registrant’s NCI Nonqualified Stock Option Plan.
●	Registration Statement on Form S-8 (No. 33-52080), filed with the SEC on September 16, 1992, pertaining to the registration of 450,000 Shares under the Registrant’s NCI Nonqualified Stock Option Plan.
●	Registration Statement on Form S-8 (No. 33-52078), filed with the SEC on September 16, 1992, pertaining to the registration of 250,000 Shares under the Registrant’s NCI 401(k) Profit Sharing Plan.

The Registrant is filing this Post-Effective Amendment to its Registration Statements to withdraw and remove from registration the securities of the Registrant that had been registered but remain unsold or not yet issued under such Registration Statements.

On July 25, 2022, pursuant to and in accordance with the Agreement and Plan of Merger, dated as of March 5, 2022 (as amended or otherwise modified from time to time, the “Merger Agreement”), by and among Camelot Return Intermediate Holdings, LLC (“Parent”), Camelot Return Merger Sub, Inc. (“Merger Sub”) and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a subsidiary of Parent.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. Accordingly, the Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of each Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on July 25, 2022.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
	Name:	Alena S. Brenner
	Title:	Executive Vice President, General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.